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                               FIRST AMENDMENT TO
                              AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT

     THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Agreement") is made and executed this 9th day of May, 1996, by and between CANNONDALE CORPORATION ("Borrower"), a Delaware corporation with its chief executive office and principal place of business at 9 Brookside Place, Georgetown, Connecticut 06829, and FLEET CAPITAL CORPORATION, a Rhode Island corporation with an office at 200 Glastonbury Boulevard, Glastonbury, Connecticut 06033.

                                   RECITALS:

     1. Borrower and Lender are parties to that certain Amended and Restated Loan and Security Agreement (the "Loan Agreement") made as of March 29, 1996.

     2. Borrower and Lender have agreed to amend the Loan Agreement in certain respects as set forth in this Agreement.

                                  AGREEMENTS:

     NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Lender agree as follows:

     1. Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement.

     2. Section 3.1 of the Loan Agreement is hereby amended by adding thereto a new subsection 3.1.5 as follows:

          "3.1.5 Dutch Guilder Loans.

          (a) Subject at all times to the terms and conditions of this Agreement, Lender agrees to make Revolving Credit Loans to Borrower in the form of Dutch Guilders (the "Dutch Guilder Loans") as requested by Borrower, provided, however, that (i) at no time shall the aggregate outstanding amount of all Dutch Guilder Loans exceed the equivalent of $5,000,000.00 (United States), and (ii) no Default or Event of Default shall exist at the time of or after giving effect to Borrower's request for such Dutch Guilder Loan."

          (b) In the event that the aggregate outstanding amount of Dutch Guilders Loans shall at any time exceed the equivalent of $5,000,000.00 (United States) as determined by Lender, such excess shall constitute Obligations that are due and payable on demand.

          (c) All Dutch Guilder Loans shall constitute Revolving Credit Loans subject in all respects to the terms and conditions of this Agreement, shall be secured by the Collateral, shall be repayable in accordance with the terms of this Agreement, and shall be entitled to all benefits hereof.

          (d) Lender shall determine the United States Dollar equivalent of all outstanding Dutch Guilder Loans monthly on a mark-to-market basis at the then current United States Dollar spot exchange rate for Dutch Guilders as such exchange rate is determined by Lender in its sole discretion.

          (e) In connection with all Dutch Guilder Loans, the calculation of the amount of (i) the Borrowing Base, (ii) all fees and charges due and payable from Borrower to Lender, and (iii) all other financial representations, warranties and covenants of Borrower under the terms of this Agreement shall be based upon the United States Dollar equivalent of all Dutch Guilder Loans outstanding on the effective date of such calculation."
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     3. Subsection 3.1.2(i) of the Loan Agreement is hereby deleted in its entirety and replaced by the following:

          "(i) the proceeds of each Revolving Credit Loan requested under subsection 3.1.1(i) shall be disbursed by Lender in lawful money of the United States of America and the proceeds of each Dutch Guilder Loan requested under subsection 3.1.5(a) shall be disbursed by Lender in lawful money of the Netherlands, in each case in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer of the applicable currency to such bank account as may be agreed upon by Borrower and Lender from time to time or elsewhere if pursuant to a written direction from Borrower."

     4. Appendix A, General Definitions to the Loan Agreement is hereby amended by adding thereto the following definition in its approximate alphabetical order:

          "Dutch Guilder Loans -- as defined in Section 3.1.5 of the Agreement."

     5. This agreement shall be effective only upon Lender's receipt of a fully executed original counterpart hereof.

     6. Borrower represents and warrants to Lender that Borrower has duly authorized, by all necessary corporate action, the execution and delivery of this Agreement, and the resolutions of the Board of Directors authorizing such execution and delivery are in full force and effect, and there has been no resolution passed by the Board of Directors which conflicts with, amends or rescinds the resolutions approving the execution and delivery of this Agreement.

     7. The provisions of this Agreement shall be severable and the illegality, unenforceability or invalidity of any provision of this Agreement shall not affect or impair the remaining provisions hereof, and each provision of this Agreement shall be construed to be valid and enforceable to the fullest extent permitted by law.

     8. This Agreement may be executed in any number of counterparts each of which shall constitute an original, but all of which when taken together shall constitute one and the same agreement.

     9. Except as expressly set forth in this Agreement, all terms and conditions set forth in the Loan Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed in their corporate names by their duly authorized corporate officers on the day and year first above written.

                                          CANNONDALE CORPORATION

                                          By:      /s/ WILLIAM SCHMALKUCHE

                                          FLEET CAPITAL CORPORATION

                                          By:         /s/ HOWARD HANDMAN